EXHIBIT 15

Accountants' Acknowledgment


The Board of Directors
PepsiCo, Inc.

We hereby acknowledge our awareness of the use of our report dated April 29, 1997 included within the Quarterly Report on Form 10-Q of PepsiCo, Inc. for the twelve weeks ended March 22, 1997, and incorporated by reference in the following Registration Statements and in the related Prospectuses:

                                                         Registration
Description                                            Statement Number
Form S-3
Pizza Hut Cincinnati, Inc. and Tri-L Pizza Huts,
 Inc. acquisitions                                     33-37271
PepsiCo SharePower Stock Option Plan for Employees
 of Monsieur Henri Wines, Ltd.                         33-35601, 33-42122,
33-56666 & 33-66146
PepsiCo SharePower Stock Option Plan for Opco
 Employees                                             33-30658 & 33-38014
PepsiCo SharePower Stock Option Plan for PCDC
 Employees                                             33-42121
PepsiCo SharePower Stock Option Plan for Employees
 of Chevys, Inc.                                       33-66144
PepsiCo SharePower Stock Option Plan for Employees of
 Southern Tier Pizza Hut, Inc. and STPH Delco, Inc.    33-66148
Pepsi-Cola Bottling Company Annapolis acquisition      33-30372
$500,000,000 Euro-Medium-Term Notes                    33-8677
$2,500,000,000 Debt Securities and Warrants            33-39283
Semoran Management Corporation acquisition             33-47527
$32,500,000 Puerto Rico Industrial, Medical and
 Environmental Pollution Control Facilities
 Financing Authority Adjustable Rate Industrial
 Revenue Bonds                                         33-53232
Extension of the PepsiCo SharePower Stock Option
 Plan to Employees of Snack Ventures Europe, a
 joint venture between  PepsiCo Foods International
 and General Mills, Inc.                               33-50685
$4,587,000,000 Debt Securities and Warrants            33-64243

Form S-4
Erin Investment Corp. acquisition                      33-31844
A&M Food Services, Inc. acquisition                    33-4635
Pizza Hut Titusville, Inc. acquisition                 33-21607
U.S. Kentucky Fried Chicken operations of Collins
 Foods International, Inc. acquisition                 33-37978
Pizza Management, Inc. acquisition                     33-47314







-25-
Form S-8
PepsiCo SharePower Stock Option Plan                   33-35602, 33-29037,
33-42058, 33-51496,                                    33-54731 & 33-66150
PepsiCo SharePower Stock Option Plan for Opco
 Employees                                             33-43189
1988 Director Stock Plan                               33-22970
1979 Incentive Plan and the 1987 Incentive Plan        33-19539
1994 Long-Term Incentive Plan                          33-54733
1995 Stock Option Incentive Plan                       33-61731 & 333-09363
1979 Incentive Plan                                    2-65410
PepsiCo, Inc. Long Term Savings Program                2-82645, 33-51514 &
33-60965
Long Term Savings Programs of Taco Bell Corp.,
 Pizza Hut, Inc. and Kentucky Fried
 Chicken Corporation, respectively                     2-93163, 2-99532 &
                                                       33-10488
Restaurant Deferred Compensation Plan                  333-01377



Pursuant to Rule 436(c) of the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.



KPMG Peat Marwick LLP
New York, New York
May 5, 1997


























-26-